Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,589,224)
Unrealized Gain (Loss) on Market Value of Futures	6,463,107
Dividend Income	891
Interest Income	393
ETF Transaction Fees	2,800
Total Income (Loss)	$877,967

Expenses
General Partner Management Fees	$22,311
Professional Fees	11,286
Brokerage Commissions	6,019
SEC & FINRA Registration Expense	3,945
NYMEX License Fee	558
Prepaid Insurance Expense	476
Non-interested Directors' Fees and Expenses	368
Total Expenses	44,963
Expense Waiver	(17,052)
Net Expenses	$27,911
Net Income (Loss)	$850,056

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/15	$40,682,144
Additions (550,000 Shares)	16,674,941
Net Income (Loss)	850,056

Net Asset Value End of Month	$58,207,141
Net Asset Value Per Share (1,750,000 Shares)	$33.26

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612